As filed with the Securities and Exchange Commission on September 12, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OMNIAB, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	5980 Horton Street, Suite 600 Emeryville, CA 94608 (510) 250-7800	98-1584818
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

Matthew W. Foehr

President and Chief Executive Officer

5980 Horton Street, Suite 600

Emeryville, California 94608

(510) 250-7800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew T. Bush Anthony A. Gostanian Latham & Watkins LLP 12670 High Bluff Drive San Diego, CA 92130	Charles S. Berkman Chief Legal Officer OmniAb, Inc. 5980 Horton Street, Suite 600 Emeryville, California 94608
(858) 523-5400	(510) 250-7800

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated September 12, 2025

PROSPECTUS

21,254,106 Shares of Common Stock

This prospectus relates to the proposed resale or other disposition by the selling stockholders identified in this prospectus of up to 21,254,106 shares of our common stock, par value $0.0001 per share. The securities being offered were issued and sold to accredited investors in a private placement, which closed on August 26, 2025. We are not selling any shares of common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of common stock by the selling stockholders. All expenses of registration incurred in connection with this offering are being borne by us. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

The selling stockholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their securities on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market, in one or more transactions other than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the selling stockholders may sell or otherwise dispose of their securities hereunder. The selling stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the selling stockholders may sell their securities hereunder following the effective date of the registration statement of which this prospectus forms a part.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the Nasdaq Global Market under the symbol “OABI.” Our warrants are listed on the Nasdaq Capital Market under the symbol “OABIW.” On September 10, 2025, the last reported sale price of our common stock on the Nasdaq Global Market was $1.57 per share and the closing price of our warrants was $0.17.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, the selling stockholders may sell securities from time to time and in one or more offerings as described in this prospectus. We may authorize one or more prospectus supplements or free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement or free writing prospectuses, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor the selling stockholders have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling stockholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “OmniAb,” “we,” “our,” “us” and the “Company” in this prospectus, we mean OmniAb, Inc., unless otherwise specified. When we refer to “you,” we mean the potential holders of the shares of common stock.

This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.omniab.com. The information on, or accessible through, our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus incorporates by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 18, 2025;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 filed with the SEC on May 8, 2025 and August 6, 2025, respectively;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2025;

•	our Current Reports on Form 8-K filed with the SEC on April 21, 2025, June 18, 2025 and August 25, 2025; and

•

the description of our securities contained in our registration statement on Form 8-A, filed with the SEC on August 9, 2021, as updated by Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023, and including any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

OmniAb, Inc.

Attention: Corporate Secretary

5980 Horton Street, Suite 600

Emeryville CA 94608

(510) 250-7800

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

THE COMPANY

Overview

OmniAb licenses cutting-edge discovery research technology to pharmaceutical and biotech companies and academic institutions to enable the discovery of next-generation therapeutics. Our technology platform creates and screens diverse antibody repertoires and is designed to quickly identify optimal antibodies and other target-binding proteins for our partners’ drug development efforts. At the heart of the OmniAb platform is what we call Biological Intelligence™, which powers the immune systems of our proprietary, engineered transgenic animals to create optimized antibody candidates for human therapeutics.

We believe the OmniAb animals comprise the most diverse host systems available in the industry. Our suite of technologies and methods, including computational antigen design and immunization methods, paired with high-throughput single B cell phenotypic screening and mining of next-generation sequencing datasets with custom algorithms, are used to identify fully human antibodies with exceptional performance and developability characteristics. We provide our partners both integrated end-to-end capabilities and highly customizable offerings, which address critical industry challenges and provide optimized discovery solutions.

Corporate Information

We were originally incorporated on February 5, 2021 under the name Avista Public Acquisition Corp. II, an exempted company in the Cayman Islands. On October 31, 2022, we re-domesticated as a Delaware corporation and changed our name to “OmniAb, Inc.” On November 1, 2022, we consummated a merger pursuant to which our wholly owned subsidiary, Orwell Merger Sub, Inc. merged with and into OmniAb Operations, Inc. (formerly known as OmniAb, Inc.), with OmniAb Operations Inc. as the surviving entity (the “Merger”). Prior to the Merger, our business had been owned and operated by Ligand Pharmaceuticals Incorporated. Our principal executive offices are located at 5980 Horton Street, Suite 600, Emeryville, California 94608 and our telephone number is (510) 250-7800.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, our expected cash runway, our business strategy, our expectations regarding the application of, and the rate and degree of market acceptance of, our OmniAb® technology platform and other technologies, our expectations regarding the addressable markets for our technologies, including the growth rate of the markets in which we operate, the potential for and timing of receipt of milestones and royalties under our license agreements with partners, our research and development plans, the potential for our partnered or internal programs to progress in their development, the anticipated timing of the initiation and completion of preclinical studies and clinical trials by our partners, the timing and likelihood of regulatory filings and product approvals by our partners, the potential for and timing and geographic markets of any commercial product launches by our partners and potential for commercial success, our ability to enter into any new, or maintain existing, strategic partnerships or collaborative relationships, our ability to obtain and maintain intellectual property protection for our platform, products and technologies, the timing and likelihood of success, plans and objectives of management for future operations, and future results of anticipated business development and product development efforts, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “continue” “could,” “contemplate,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions, which we discuss in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors” and elsewhere in this prospectus. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock in this offering.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including all registration and filing fees, fees and expenses of our counsel and of our independent registered public accountants.

DESCRIPTION OF CAPITAL STOCK

General

The following is a description of our capital stock and certain provisions of our certificate of incorporation and bylaws and the General Corporation Law of the State of Delaware (the “DGCL”). This description is summarized from, and qualified in its entirety by reference to, our certificate of incorporation; bylaws; that certain Agreement and Plan of Merger, dated March 23, 2022, by and between us, OmniAb Operations Inc. (formerly known as OmniAb, Inc.) (“OmniAb Operations”), Ligand Pharmaceuticals Incorporated and Orwell Merger sub Inc. (the “Merger Agreement”); the Amended and Restated Registration and Stockholder Rights Agreement (the “A&R Registration Rights Agreement”), dated November 1, 2022, by and among us, Avista Acquisition LP II (the “Sponsor”) (and its assignees), and certain stockholders of ours prior to the Merger who received shares of common stock in connection with the Merger, and the other parties listed therein as New Holders; and the Sponsor Insider Agreement, dated as of March 23, 2022, among us, OmniAb Operations and the other parties named therein (the “Sponsor Insider Agreement”); each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL. We encourage you to read the certificate of incorporation, bylaws, Merger Agreement, A&R Registration Rights Agreement and Sponsor Insider Agreement for additional information.

As of June 30, 2025, our authorized capital stock consisted of 1,000,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share. As of June 30, 2025, we had two classes of securities registered under Section 12 of the Exchange Act: common stock and warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50. We have no shares of preferred stock issued and outstanding. The following summary describes the material provisions of our capital stock

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any preferred stock we may issue may be entitled to elect. Subject to supermajority votes for some matters, other matters shall be decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter.

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of our common stock are entitled to receive ratably those dividends, if any, as may be declared by our board of directors out of legally available funds.

In the event of our liquidation, dissolution or winding up, the holders of common stock will be entitled to share ratably in the assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any preferred stock then outstanding.

Holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock. All outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and warrants is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royall Street, Canton, Massachusetts 02021.

Preferred Stock

As of the date of this prospectus, we have no outstanding shares of preferred stock. Under the terms of our certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 100,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the dividend, voting and other rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. We have no current plans to issue any shares of preferred stock.

Prior to the issuance of shares of each series, the board of directors is required by the DGCL and our certificate of incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including dividend rights, conversion rights, redemption privileges and liquidation preferences.

When we issue shares of preferred stock, the shares will be fully paid and nonassessable and will not have any preemptive or similar rights. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

Registration Rights

Pursuant to the A&R Registration Rights Agreement, we agreed, among other things, to register for public resale pursuant to Rule 415 under the Securities Act, certain shares of our common stock and other securities from time to time as permitted by Rule 415 under the Securities Act, and to provide certain equityholders with customary registration rights. In addition, the holders have certain customary “piggy back” registration rights with respect to registration statements.

Transfer Restrictions

Founder Shares

The A&R Registration Rights Agreement provides for certain restrictions on transfer with respect to our securities, including 5,750,000 shares of common stock issued to the certain holders who purchased securities in private placements in connection with our initial public offering (the “Founder Shares”), which includes 1,293,299 earnout shares of common stock that may become tradeable upon the achievement of certain stock price-based vesting conditions in accordance with the terms of the Sponsor Insider Agreement (the “Sponsor Earnout Shares”). Such restrictions prohibit any transfer of the Founder Shares except under limited circumstances and to certain permitted transferees (as set forth in the A&R Registration Rights Agreement). The restrictions ended with respect to the Founder Shares on November 1, 2024.

Earnout Shares

There are 14,999,243 earnout shares of common stock outstanding that may become tradeable upon the achievement of certain stock price-based vesting conditions in accordance with the terms of the Merger Agreement that were issued in connection with the Merger (the “Earnout Shares”). The Earnout Shares and Sponsor Earnout Shares generally may not be transferred until the applicable vesting conditions have occurred. Fifty percent of each of the Earnout Shares and the Sponsor Earnout Shares will vest on the date on which the volume-weighted average price (the “VWAP”), equals or exceeds $12.50 on any 20 trading days in any 30 consecutive trading-day period, and all remaining Earnout Shares and Sponsor Earnout Shares will vest on the date on which the VWAP equals or exceeds $15.00 on any 20 trading days in any 30 consecutive trading-day period, in each case provided such vesting occurs during the five-year period following November 1, 2022, provided, that in the event of a Change of Control (as defined in the Merger Agreement) during the five-year period following the November 1, 2022 pursuant to which we or any of our stockholders have the right to receive, directly or indirectly, cash, securities or other property attributing a value of at least $12.50 (with respect to 50% of the Earnout Shares or Sponsor Earnout Shares, as applicable) or $15.00 (with respect to all Earnout Shares or Sponsor Earnout Shares, as applicable) per share of common stock, in the case of the Sponsor Earnout Shares, as agreed in good faith by the Sponsor (or its successors) and our board of directors, and, in the case of the Earnout Shares, such Change of Control has been approved by a majority of the independent directors of our board of directors, then such Earnout Shares or Sponsor Earnout Shares, as applicable, shall be deemed to have vested immediately prior to such Change of Control. Earnout Shares and Sponsor Earnout Shares are issued and outstanding and will be automatically forfeited for no consideration if an applicable vesting condition has not occurred with respect to such Earnout Shares or Sponsor Earnout Shares by and including November 1, 2027.

Private Placement Registration Rights

We have also agreed to file a registration statement with the SEC by no later than October 10, 2025 to register for resale under the Securities Act all of the shares of our common stock issued, pursuant to a securities purchase agreement dated August 24, 2025, and we have further agreed to use reasonable best efforts to cause such registration statement to be declared effective within the earlier of (i) 45 days (or 60 days if the SEC reviews the registration statement) of the initial filing of the registration statement of which this prospectus forms a part and (ii) the fifth business day after we are notified by the SEC that the registration statement will not be reviewed or will not be subject to further review by the SEC. This registration statement on Form S-3 is being filed with the SEC in accordance with the aforementioned obligations.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Some provisions of Delaware law, our certificate of incorporation and our bylaws contain provisions that could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

The ability of our board of directors, without action by the stockholders, to issue up to 100,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholder Meetings

Our bylaws provide that a special meeting of stockholders may be called only by our chairman of the board of directors, chief executive officer or president, or by a resolution adopted by a majority of our board of directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Elimination of Stockholder Action by Written Consent

Our certificate of incorporation and bylaws eliminate the right of stockholders to act by written consent without a meeting.

Staggered Board of Directors

Our board of directors is divided into three classes. The directors in each class serve for a three-year term, with one class being elected each year by our stockholders. This system of electing directors may tend to discourage a third party from attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.

Removal of Directors

Our certificate of incorporation provides that no member of our board of directors may be removed from office except for cause and, in addition to any other vote required by law, upon the approval of not less than two thirds of the total voting power of all of our outstanding voting stock then entitled to vote in the election of directors.

Stockholders Not Entitled to Cumulative Voting

Our certificate of incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

Choice of Forum

Our certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action, suit or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty by any of our directors, officers or stockholders to us or our stockholders; (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the certificate of incorporation or the bylaws (as each may be amended from time to time); or (iv) any action asserting a claim governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law. The provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. In addition, the certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. For the avoidance of doubt, this provision is intended to benefit and may be enforced by us, our officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. However, we note that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Our certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in any security of us will be deemed to have notice of and to have consented to these choice of forum provisions.

Amendment of Charter and Bylaw Provisions

The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock, would require approval by holders of at least two thirds of the total voting power of all of our outstanding voting stock entitled to vote thereon.

The provisions of Delaware law, our certificate of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board of directors and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

SELLING STOCKHOLDERS

This prospectus covers the resale or other disposition from time to time by the selling stockholders identified in the table below of up to an aggregate of 21,254,106 shares of our common stock.

On August 24, 2025, we entered into a securities purchase agreement with the selling stockholders (the “Purchase Agreement”), pursuant to which we sold in a private placement 21,254,106 shares of common stock at a price of $1.40 per share of common stock or with respect to any Purchaser that is an officer, director, employee or consultant of the Company $1.85 per Share, for an aggregate price of approximately $30.0 million.

This prospectus covers the resale or other disposition by the selling stockholders or their pledgees, donees, transferees or other successors-in-interest of up to the total number of shares of common stock issued to the selling stockholders pursuant to the Purchase Agreement.

We are registering the above-referenced shares to permit the selling stockholders and their pledgees, donees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares in the manner contemplated under section titled “Plan of Distribution” herein.

The following table sets forth information concerning the shares of common stock that may be offered from time to time by each selling stockholder. The number of shares beneficially owned by each selling stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power. Percentage ownership is based on 143,955,400 shares of our common stock outstanding as of September 10, 2025. In computing the number of shares beneficially owned by a selling stockholder and their percentage ownership, shares of common stock subject to options, warrants or other rights held by such selling stockholder that are currently exercisable or will become exercisable within 60 days of September 10, 2025 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other selling stockholder. For purposes of this table, we have assumed that the selling stockholders will have sold all of the securities covered by this prospectus upon the completion of the offering. Each of the selling stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the selling stockholder unless noted otherwise.

The information in the following table has been provided to us by or on behalf of the selling stockholders and the selling stockholders may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. A selling stockholder may sell all, some or none of its securities in this offering. See the section titled “Plan of Distribution.”

Name of Selling stockholder	Shares Beneficially Owned before this Offering Shares	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Shares Beneficially Owned after this Offering(1)
			Shares	Percentage
3i, LP(2)	714,285	714,285	—	—
ADAR1 Partners, LP(3)	886,699	777,750	108,949	*
ASH X LP(4)	8,271,347	2,857,143	5,414,204	3.76%
Broadfin Holdings LLC(5)	677,142	357,142	320,000	*
Cadian Master Fund, LP(6)	3,675,568	2,857,142	818,426	*
Coastlands Capital Partners LP(7)	4,847,503	2,857,142	1,990,361	1.38%
Joel Greenblatt(8)	1,428,571	1,428,571	—	—
Matthew W. Foehr(9)	5,955,522	540,540	5,414,982	3.76%
Red Hook Fund LP(10)	178,571	178,571	—	—
RLG Capco II LLC(11)	1,800,246	714,286	1,085,960	*

Name of Selling stockholder	Shares Beneficially Owned before this Offering Shares	Maximum Number of Shares to be Sold Pursuant to this Prospectus	Shares Beneficially Owned after this Offering(1)
			Shares	Percentage
Spearhead Insurance Solutions IDF, LLC – Series ADAR1(12)	316,679	137,250	179,429	*
Stonepine Capital, LP(13)	2,152,857	2,142,857	10,000	*
Tourlite Fund, LP(14)	714,285	714,285	—	—
Whitefort Capital Master Fund, LP(15)	14,223,658	2,120,000	12,103,658	8.41%
Woodline Master Fund LP(16)	2,857,142	2,857,142	—	—

*	Less than 1%
(1)

Assumes the selling stockholders sell all of their shares of our common stock offered pursuant to this prospectus and no further acquisitions or other dispositions of shares by the selling stockholders.

(2)

Consists of 714,285 shares of common stock held by 3i, LP (“3i Fund”). 3i Management LLC is the general partner of 3i Fund and Maier Joshua Tarlow is the manager of 3i Management LLC. As such, Mr. Tarlow exercises sole voting and investment discretion over securities beneficially owned directly or indirectly by 3i Fund and 3i Management LLC. Mr. Tarlow disclaims beneficial ownership of the securities beneficially owned directly by 3i Fund and indirectly by 3i Management LLC. The business address of each of the aforementioned parties is 2 Wooster Street, 2nd Floor, New York, NY 10013. We have been advised that none of Mr. Tarlow, 3i Management LLC, or 3i Fund is a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer.

(3)

Consists of 886,699 shares of common stock held by ADAR1 Partners, LP (“ADAR1 Fund”). ADAR1 Capital Management, LLC acts as the investment adviser to, and manages the investment accounts of ADAR1 Fund. Daniel Schneeberger is the Manager of ADAR1 Capital Management, LLC and may be deemed to share voting and dispositive power over the securities held by ADAR1 Fund. Daniel Schneeberger disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The business address of each of the aforementioned parties is 3503 Wild Cherry Drive, Bldg. 9, Austin, TX 78738.

(4)

Consists of 8,271,347 shares of common stock held by ASH X LP (“ASH X”). As the general partner of Ash X, RLG GP LLC (“RLG GP”) may be deemed to exercise voting and investment power over the shares of common stock held by ASH X and thus may be deemed to beneficially own such shares of common stock. As the managing member of RLG GP, Robert Goldstein may be deemed to exercise voting and investment power over the shares of common stock held by ASH X and thus may be deemed to beneficially own such shares of common stock. The business address of each of the aforementioned parties is 825 Third Avenue, Floor 17, New York, New York 10022.

(5)

Consists of 677,142 shares of common stock held by Broadfin Holdings LLC (“Broadfin Holdings”). Kevin Kotler is the control person and may be deemed to share voting and dispositive power over the securities held by Broadfin Holdings. The business address of each of the aforementioned parties is 200 Broadhollow Road, Ste. 207, Melville, NY 11747.

(6)

Consists of 3,675,568 shares of common stock held by Cadian Master Fund, LP (“Cadian Capital”). Cadian Capital Management, LP (the “Investment Manager”), a Delaware limited partnership, is the investment advisor to Cadian Capital and Cadian Capital Management GP, LLC (“General Partner”) is the Cadian Capital general partner. Eric Bannasch is the control person of the Investment Management and General Partner and may be deemed to share voting and dispositive power over the securities held by Cadian Capital. The Investment Manager is registered with the Securities and Exchange Commission as an investment advisor under the U.S. Investment Advisers Act of 1940, as amended. The business address of each of the aforementioned parties is 535 Madison Avenue, 36th Floor, New York, New York 10022.

(7)

Consists of 4,847,503 shares of common stock held by Coastlands Capital Partners LP (“Coastlands Capital”). Coastlands Capital LP is the investment adviser to Coastlands Capital and Coastlands Capital GP LLC (the “Coastlands GP”) is the general partner of Coastlands Capital. Coastlands Capital LLC (the

“General Partner” and together with Coastlands Capital, Coastlands Capital LP and Coastlands GP, the “Coastlands Entities”) is the general partner of Coastlands Capital LP. Matthew D. Perry is the control person of the Coastlands Entities. The Coastlands Entities and Mr. Perry each disclaim membership in a group. The Coastlands Entities and Mr. Perry also each disclaim beneficial ownership of the shares of common stock except to the extent of such entity or person’s pecuniary interest therein. The address of the Coastlands Entities and Mr. Perry is 601 California St., Suite 1210, San Francisco, CA 94108.
(8)	Consists of 1,428,571 shares of common stock held by Mr. Greenblatt.
(9)

Consists of (i) 4,341,987 shares of common stock (including 391,030 Earnout Shares), (ii) 1,613,535 shares of common stock underlying options held by Mr. Foehr that are exercisable as of September 10, 2025 or will become exercisable within 60 days after such date.

(10)

Consists of 178,571 shares of common stock held by Red Hook Fund LP (the “Red Hook Fund”). Red Hook Asset Management LLC (the “Investment Manager”), a Delaware limited liability company, is the investment advisor to the Red Hook Fund and Red Hook Fund GP LLC (“General Partner”) is the general partner of the Red Hook Fund. Mathew Lazarus and Jeff Lopatin are the managing members of the Investment Manager and the General Partner, and may each be deemed to beneficially own the shares beneficially owned by the Red Hook Fund LP. Mathew Lazarus and Jeff Lopatin each disclaims beneficial ownership of securities beneficially owned by the Red Hook Fund LP. The principal business address of the Red Hook Fund LP is 44 Ball Road, Mountain Lakes, NJ 07046.

(11)

Consists of 1,800,246 shares of common stock held by RLG Capco II LLC (“RLG Capco II”). As the manager of RLG Capco II, Robert Goldstein may be deemed to exercise voting and investment power over the shares of common stock held directly by RLG Capco II. The business address of each of the aforementioned parties is 825 Third Avenue, Floor 17, New York, New York 10022.

(12)

Consists of 316,679 shares of common stock held by Spearhead Insurance Solutions IDF, LLC — Series ADAR1 (“Spearhead”). ADAR1 Capital Management, LLC acts as sub-adviser to, and manages the investment accounts of, Spearhead. Daniel Schneeberger is the Manager of ADAR1 Capital Management, LLC and may be deemed to share voting and dispositive power over the securities held by Spearhead. Daniel Schneeberger disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The business address of each of the aforementioned parties is 3828 Kennett Pike, Suite 202, Greenville, DE 19807.

(13)

Consists of 2,152,857 shares of common stock held by Stonepine Capital, LP (“Stonepine Capital”). Stonepine GP, LLC is the general partner and Stonepine Capital Management, LLC is the investment manager of Stonepine Capital. As the managing member of both Stonepine GP, LLC and Stonepine Capital Management, LLC, Jon Plexico may be deemed to beneficially own the shares held by Stonepine Capital. The business address of each of the aforementioned parties is 2900 NW Clearwater Dr, Ste 100-11, Bend, OR 97703.

(14)

Consists of 714,285 shares of common stock held by Tourlite Fund, LP (the “Tourlite Fund”). Tourlite GP, LLC is the general partner and Tourlite Capital Management, LP is the investment manager of the Tourlite Fund. As the managing member of both Tourlite GP, LLC and Tourlite Capital Management, LP, Jeffrey Cherkin may be deemed to beneficially own the shares held by the Tourlite Fund. The business address of each of the aforementioned parties is 7 Penn Plaza, New York, NY 10001.

(15)

Consists of 14,223,658 shares of common stock held by Whitefort Capital Master Fund LP (“Whitefort Capital”). Joseph Kaplan and David Salanic may be deemed to have voting and dispositive power over the securities held by Whitefort Capital. The selling securityholder’s principal address is c/o Whitefort Capital Management, LP, 12 E. 49th Street, 40th Floor, New York, NY 10017

(16)

Consists of 2,857,142 shares of common stock held by Woodline Master Fund LP (“Woodline Fund”). Woodline Partners LP serves as the investment manager of Woodline Fund and may be deemed to be the beneficial owner of the shares. Woodline Partners LP disclaims any beneficial ownership of these shares. The address of the Fund is 4 Embarcadero Center, Suite 3450, San Francisco, CA 94111.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use one or more of the following methods when disposing of the shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	distributions to the selling stockholders’ employees, partners, members or stockholders;

•

through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of disposition; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 or Rule 904 under the Securities Act, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon being notified in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, we will file a supplement to this prospectus if then required in accordance with applicable securities law.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the shares of common stock or interests in shares of common stock, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales (it being understood that the selling stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). In such event, any profits realized by such selling stockholders or compensation received by such broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act. The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority (“FINRA”) or independent broker-dealer will not be greater than 8% of the initial gross proceeds from the sale of any security being sold.

We have advised the selling stockholders that they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended, during such time as they may be engaged in a distribution of the shares. The foregoing may affect the marketability of the common stock.

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act or otherwise.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earliest of (a) such time as all of the shares covered by this prospectus have been sold pursuant to the registration statement and (b) such time as the shares become eligible for resale by non-affiliates without any volume limitations or other restrictions pursuant to Rule 144(b)(1)(i) or any other rule of similar effect.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Latham & Watkins LLP, San Diego, California.

EXPERTS

The consolidated financial statements of OmniAb, Inc. appearing in OmniAb, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2024, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$5,116.93
Legal fees and expenses	30,000.00
Accounting fees and expenses	20,000.00
Miscellaneous	4,883.07

Total	$60,000

Item 15. Indemnification of Directors and Officers

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors and officers of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director or officer, except where the director or officer breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director or officer of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors or officers for breaches of fiduciary duty.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our bylaws provide that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our bylaws provide that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Any underwriting agreement or distribution agreement that we enter into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify us, some or all of our directors and officers and our controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.

Item 16. Exhibits

Exhibit Number	Exhibit Description	Incorporated by Reference			Field Herewith
		Form	Date	Number

3.1	Certificate of Incorporation	10-K	3/30/2023	3.1

3.2	Bylaws	8-K	11/7/2022	3.2

4.1	Specimen Common Stock Certificate	S-4	9/27/2022	4.5

4.2	Amended and Restated Registration and Stockholders Rights Agreement, dated November 1, 2022, by and among OmniAb, Inc., Avista Acquisition LP II and the other parties named therein	8-K	11/7/2022	10.7

5.1	Opinion of Latham & Watkins LLP				X

10.1	Securities Purchase Agreement, dated August 24, 2025, by and between OmniAb Inc. and each of the purchasers party thereto	8-K	8/25/2025	10.1

23.1	Consent of Independent Registered Public Accounting Firm				X

Exhibit Number	Exhibit Description	Incorporated by Reference			Field Herewith
		Form	Date	Number

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)				X

24.1	Power of Attorney (included on signature page hereto)				X

107	Filing Fee Table				X

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(i)(A), (a)(i)(B) and (a)(i)(C) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(iv) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(v) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(B) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(C) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(D) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act, or the Act, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on September 12, 2025.

OMNIAB, INC.

By:	/s/ Matthew W. Foehr
Matthew W. Foehr
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Matthew W. Foehr and Kurt A. Gustafson, and each one of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that each of said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Matthew W. Foehr	President, Chief Executive Officer and Director	September 12, 2025
Matthew W. Foehr	(principal executive officer)

/s/ Kurt A. Gustafson	Executive Vice President, Finance and Chief Financial Officer	September 12, 2025
Kurt A. Gustafson	(principal financial and accounting officer)

/s/ Carolyn R. Bertozzi, Ph.D.	Director	September 12, 2025
Carolyn R. Bertozzi, Ph.D.

/s/ Jennifer Cochran, Ph.D.	Director	September 12, 2025
Jennifer Cochran, Ph.D.

/s/ Steven Crouse	Director	September 12, 2025
Steven Crouse

/s/ Philip J. Gotwals, Ph.D.	Director	September 12, 2025
Philip J. Gotwals, Ph.D.

/s/ John L. Higgins	Director and Board Chair	September 12, 2025
John L. Higgins

/s/ Steven Love	Director	September 12, 2025
Steven Love